UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 25, 2010 (May 12, 2010)

ECOLOCAP SOLUTIONS INC.
 (Exact Name of Small Business Issuer as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

1250 S. Grove Ave.
Barrington, Illinois
60010
 (Address of principal executive offices)

(866) 479-7041
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 1.01:                       Entry Into A Material Definitive Agreement

On May 12, 2010, we entered into a Letter of Intent with MEGES BV io (“Meges”) wherein we agreed to form a new joint venture entity with Meges wherein we and Meges would each own a 50% interest in the new entity. The new entity will market and sell batteries of all types in Europe. All technology developed will be owned by us. This Letter of Intent contemplates the execution of a final agreement.

Item 7.01:                       Regulation FD Disclosure.

Today we announced that we have signed a Letter of Intent with MEGES BV of the Netherlands to form a joint venture, ECOS/MEGES, that will assemble and distribute Lithium X batteries to their existing clientele and open the rest of the Western European and Russian markets.

Item 9.01:	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 25, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoloCap Solutions Inc.

Date: May 25, 2010	By:	MICHAEL SIEGEL
Michael Siegel
President

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